EXHIBIT 99



                                  NEWS RELEASE

                                                              CONTACT ERIC GRAAP
                                                               (540) 349-0212 or
                                                         egraap@fauquierbank.com

             FAUQUIER BANKSHARES, INC. ANNOUNCES QUARTERLY EARNINGS

         WARRENTON, VA, April 17, 2003 - Fauquier Bankshares, Inc. (NASDAQ
SmallCap: FBSS), today reported net income for the quarter ended March 31, 2003 of $1,091,000, or $0.32 per diluted share, compared with $912,000, or $0.26 per diluted share, for the comparable period in 2002. This represents a 19.6% increase from 2002 to 2003 in net income. Return on average assets and return on average equity for the 2003 quarter were 1.38% and 16.57% respectively, compared with 1.30% and 15.26% for the same quarter in 2002.

         "We are gratified by our continued earnings and balance sheet growth," commented C. Hunton Tiffany, chairman and chief executive officer of Fauquier Bankshares and its principal subsidiary, The Fauquier Bank ("TFB"). Mr. Tiffany continued, "The opening of a new branch office in the Bealeton area later this year is expected to enhance this pattern of performance. Moreover, we continue to look to leverage our competitive edge derived from being the premier locally-owned, independent provider of banking and wealth management services in our marketplace."

         Net interest income was $3.6 million for the quarter ended March 31, 2003, compared with $3.4 million for the quarter ended March 31, 2002. This increase resulted primarily from reduced interest expense on deposits, as well as the growth in loan and investment outstandings. Total loans, net of the allowance for loan losses, were $225.7 million at March 31, 2003, compared with $213.7 million at December 31, 2002. Credit quality remained strong with non-accrual loans representing 0.40% of total loans at March 31, 2003 compared with 0.41% one year earlier. For the quarter ended March 31, 2003, other income increased $205,000 or 22.1%, compared with the quarter ended March 31, 2002. This increase stemmed primarily from revenues related to the continued growth of TFB's deposit base and retail banking activities. Deposits totaled $281.5 million at March 31, 2003, an increase of 12.8% from March 31, 2002. Fauquier Bankshares and TFB have combined assets of $329.8 million and total shareholders' equity of $26.9 million at March 31, 2003.

         The Fauquier Bank, an independent, locally-owned, community bank, offers a full range of financial services, including internet banking, commercial, retail insurance and wealth management services, through seven banking offices and eight ATM locations throughout Fauquier County and Manassas, Virginia. Additional information may be found on our corporate website at www.fauquierbank.com or by calling: (800) 638-3798.

         This press release contains "forward-looking statements" as defined by federal securities laws. These statements address issues that involve risks, uncertainties, estimates and assumptions made by management, and actual results could differ materially from the results contemplated by these forward-looking statements. Factors that could have a material adverse effect on the operations and future prospects of the company include, but are not limited to, changes in: interest rates, general economic conditions, legislative/regulatory policies, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the company's market area, and accounting principles, policies and guidelines. Other risk factors are detailed from time to time in the company's Securities and Exchange Commission filings. Readers should consider these risks and uncertainties in evaluating forward-looking statements and should not place undue reliance on such statements. Fauquier Bankshares, Inc. undertakes no obligation to update these statements following the date of this press release.

                   FAUQUIER BANKSHARES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)


                                                                            March 31, 2003          December 31, 2002
                                                                            --------------          -----------------
ASSETS
Cash and due from banks                                                    $   20,422,329           $   19,824,120
Interest-bearing deposits in other banks                                           50,777                  212,960
Federal funds sold                                                                 48,000                4,900,000
Securities, at fair value                                                      67,218,486               71,736,633
Loans, net of allowance for loan losses of $3,004,120
  in 2003 and $2,909,607 in 2002                                              225,717,190              213,697,948
Bank premises and equipment, net                                                6,489,988                6,468,205
Accrued interest receivable                                                     1,948,294                1,739,638
Other assets                                                                    7,862,123                2,919,978
                                                                            -------------           --------------
              Total assets                                                 $  329,757,187           $  321,499,482
                                                                            =============           ==============

LIABILITIES

Deposits:

  Noninterest-bearing                                                      $   57,521,815           $   60,181,808
  Interest-bearing                                                            223,970,767              213,486,663
                                                                            -------------           --------------
     Total deposits                                                        $  281,492,582           $  273,668,471
Federal Home Loan Bank advances                                                15,000,000               15,000,000
Company-obligated mandatorily redeemable capital securities                     4,000,000                4,000,000
Dividends payable                                                                 362,883                  363,447
Other liabilities                                                               1,998,180                2,036,399
Commitments and contingent liabilities                                                 --                       --
                                                                            -------------           --------------
              Total liabilities                                            $  302,853,645           $  295,068,317
                                                                            -------------           --------------


SHAREHOLDERS' EQUITY

Common stock, par value, $3.13; authorized 8,000,000 shares;
  issued and outstanding, 2003, 3,298,938 shares; 2002, 3,304,066 shares       10,325,676               10,341,726
Retained earnings                                                              16,048,925               15,419,307

Accumulated other comprehensive income                                            528,941                  670,132
                                                                            -------------           --------------
              Total shareholders' equity                                   $   26,903,542           $   26,431,165
                                                                            -------------           --------------
              Total liabilities and shareholders' equity                   $  329,757,187           $  321,499,482
                                                                            =============           ==============

                   FAUQUIER BANKSHARES, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
               FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002


                                                                                       2003                  2002
                                                                                  ------------           -----------

INTEREST INCOME
      Interest and fees on loans                                                   $ 3,978,524           $ 4,225,968
      Interest and dividends on securities available for sale:
           Taxable interest income                                                     530,026               369,715
           Interest income exempt from federal income taxes                             19,662                34,285
           Dividends                                                                    59,453                28,886
      Interest on federal funds sold                                                     3,140                43,309
      Interest on deposits in other banks                                                  461                 1,246
                                                                                  ------------           -----------
           Total interest income                                                     4,591,266             4,703,409
                                                                                  ------------           -----------

INTEREST EXPENSE
      Interest on deposits                                                             792,155             1,155,812
      Interest on Federal Funds Purchased                                                5,381                    --
      Interest on Federal Home Loan Bank advances                                      173,875               173,875
      Distribution on capital securities of subsidiary trust                            50,000                 3,106
                                                                                  ------------           -----------
           Total capital interest expense                                            1,021,411             1,332,793
                                                                                  ------------           -----------

           Net interest income                                                       3,569,855             3,370,616

Provision for loan losses                                                               75,000                93,750

           Net interest income after
            provision for loan losses                                                3,494,855             3,276,866
                                                                                  ------------           -----------

OTHER INCOME
      Wealth management income                                                         218,755               202,254
      Service charges on deposit accounts                                              632,058               471,694
      Other service charges, commissions and fees                                      273,497               221,362
      Other operating income                                                             9,372                33,042
                                                                                  ------------           -----------
           Total other income                                                        1,133,682               928,352
                                                                                  ------------           -----------

OTHER EXPENSES
      Salaries and employees' benefits                                               1,586,297             1,397,041
      Net occupancy expense of premises                                                208,603               172,358
      Furniture and equipment                                                          291,689               244,659
      Other operating expenses                                                         994,944             1,080,976
                                                                                  ------------           -----------
           Total other expenses                                                      3,081,533             2,895,034
                                                                                  ------------           -----------

           Income before income taxes                                                1,547,004             1,310,184
                                                                                  ------------           -----------

Income tax expense                                                                     456,010               398,646
                                                                                  ------------           -----------

           Net Income                                                              $ 1,090,994           $   911,538
                                                                                  ============           ===========

EARNINGS PER SHARE, basic                                                          $      0.33           $      0.27
                                                                                  ============           ===========

EARNINGS PER SHARE, assuming dilution                                              $      0.32           $      0.26
                                                                                  ============           ===========

*DIVIDENDS PER SHARE                                                               $      0.11           $      0.10
                                                                                  ============           ===========



*Amounts have been restated to reflect a 100% stock dividend during May 2002.